Exhibit 2.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of December 6, 2007, is by and between Charter LCI Corporation, a Delaware corporation (the “Company”), The Providence Service Corporation, a Delaware corporation (“Parent”), PRSC Acquisition Corporation, a Delaware corporation (“Merger Sub”), and CLCI Agent, LLC, a Delaware limited liability company (the “Stockholders’ Representative”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, each of the Company, Parent, Merger Sub and the Stockholders’ Representative are party to the Agreement and Plan of Merger, dated as of November 6, 2007 (the “Merger Agreement”); and

WHEREAS, pursuant to Section 11.7 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as specified herein;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that, effective as of November 6, 2007, the Merger Agreement is hereby amended as follows:

1. Section 1.5(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Subject to adjustment as set forth in Sections 2.4 and 2.5 below, and payable in accordance with Section 1.5(h), the aggregate merger consideration to be paid by Parent and Merger Sub at Closing for all the outstanding Company Common Stock, Company Stock Options and Company Warrants shall be an amount equal to the difference between (i) $220,000,000 and (ii) the sum of (1) the Estimated Closing Date Net Indebtedness (defined below) and (2) the Company Transaction Expenses (defined below). The result of the calculation in the preceding sentence shall be increased by the amount of the Estimated Working Capital Surplus, if any, or decreased by the amount of the Estimated Working Capital Deficit, if any (such consideration, in the aggregate and as adjusted, the “Merger Consideration”).”

2. Section 1.5(i) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“$9,351,752 in cash of the Merger Consideration payable to holders of Company Common Stock and Company Warrants (the “Escrow Fund”) shall be deposited at the Closing with SunTrust Bank, a Georgia banking corporation, as escrow agent (the “Escrow Agent”), in accordance with an escrow agreement dated as of the Closing Date in substantially the form attached hereto as Exhibit C (the “Escrow Agreement”) by and among Parent, the Escrow Agent and the Stockholders’ Representative.”

3. Section 1.5 of the Merger Agreement is hereby amended by adding the following new Section 1.5(k):

“(k) Notwithstanding anything to the contrary set forth in this Agreement, at the Closing, Parent shall reimburse the Company for transaction expenses incurred prior to the Closing in an aggregate amount equal to $500,000.”

4. Section 2.4 of the Merger Agreement is hereby amended by adding the following new Sections 2.4(a)(vii) and 2.4(a)(viii):

“(vii) “Net Indebtedness Deficit” means the amount, if any, by which the Closing Date Net Indebtedness is greater than the Estimated Closing Date Net Indebtedness, as reflected on the Final Closing Statement.

(viii) “Net Indebtedness Surplus” means the amount, if any, by which the Closing Date Net Indebtedness is less than the Estimated Closing Date Net Indebtedness, as reflected on the Final Closing Statement.”

5. The first sentence of Section 2.4(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“No later than one day prior to the Closing Date, the Company shall cause to be prepared and delivered to Parent an estimated closing statement of the Company as of the Closing Date (the “Estimated Closing Statement”), which shall include (i) a calculation of the estimated Closing Date Net Working Capital (the “Estimated Closing Date Net Working Capital”) and (ii) an estimate of the Closing Date Net Indebtedness (the “Estimated Closing Date Net Indebtedness”).”

6. The first sentence of Section 2.4(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“No later than 60 days following the Closing Date, the Company’s auditor shall prepare and deliver to the Stockholders’ Representative the draft closing statement of the Company as of the Closing Date (the “Proposed Closing Statement”) which shall include a calculation of each of the Closing Date Net Working Capital, the Closing Date Net Indebtedness, the Working capital Surplus, if any, the Working Capital Deficit, if any, the Net Indebtedness Surplus, if any, and the Net Indebtedness Deficit, if any.”

7. The first sentence of Section 2.4(f)(iii) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) Parent and the Stockholders’ Representative jointly shall revise the Proposed Closing Statement and the calculation of Closing Date Net Working Capital, the Closing Date Net Indebtedness, the Working Capital Surplus, if any, the Working Capital Deficit, if any, the Net Indebtedness Surplus, if any, and the Net Indebtedness Deficit, if any, as appropriate to reflect the resolution of the objections (as agreed upon by Parent and the Stockholders’ Representative or as determined by the Arbitrator) and deliver it to Parent and the Stockholders’ Representative within 10 days after the resolution of such objections.”

8. Section 2.4 of the Merger Agreement is hereby amended by adding the following new Sections 2.4(j) and 2.4(k):

“(j) To the extent there is a Net Indebtedness Deficit on the Final Closing Statement, Parent shall be entitled to recover the amount of the Net Indebtedness Deficit from Sellers (on a several and not joint basis). Any such Net Indebtedness Deficit shall be paid to Parent by the Sellers, on a several and not joint basis.

(k) To the extent there is a Net Indebtedness Surplus on the Final Closing Statement, Parent shall pay the Stockholders’ Representative, on behalf of the Sellers, the amount of the Net Indebtedness Surplus by wire transfer of immediately available funds within two business days after the delivery of the Final Closing Statement to the Stockholders’ Representative to an account designated by the Stockholders’ Representative. Upon such payment, the Stockholders’ Representative or Stockholders’ Representative, as applicable, shall disburse promptly such amount to the Sellers in accordance with their pro rata ownership in the Company immediately prior to the Closing.”

9. Section 3.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(a) “Company Common Stock. 1,000,000 shares of Company Common Stock are authorized (700,000 shares of Class A common stock and 300,000 shares of Class B common stock), of which 590,200 shares of Class A common stock and 61,498 shares of Class B common stock are issued and outstanding and the rights, privileges and preferences of which are as stated in the Company’s Certificate of Incorporation. The sum of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Company Common Stock that would be outstanding if all Company Stock Options outstanding immediately prior to the Effective Time were exercised at such time (excluding any Company Stock Options with exercise prices less than the Common Stock Merger Consideration), plus (iii) the number of shares of Company Common Stock that would be outstanding if all Company Warrants outstanding immediately prior to the Effective Time were exercised at such time, equals 769,170.”

10. Section 5.17 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“280G Stockholder Approval. The Company shall have complied with the requirements set forth in Section 7.2(c) hereof.”

11. Section 10.4 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“Release of Indemnity Escrow Fund; Reduction of Option Values. Subject to the limitations set forth in this Section 10, (a) (i) the Escrow Fund (or any portion thereof) and (ii) reductions in the value of the shares of Parent Common Stock issued pursuant to the Stock Option Cancellation and Exchange Agreements, in an aggregate amount equal to $648,573, shall be used to satisfy Indemnifiable Losses of the Acquiror Indemnified Persons under this Section 10 as provided in the Escrow Agreement and the Option Holder Agreements, respectively, and (b) the Escrow Fund (or any portion thereof) shall be released to the Acquiror Indemnified

Persons or the Stockholders’ Representative, as applicable, as provided in the Escrow Agreement.”

12. The Disclosure Schedule is hereby amended by adding Schedule 1.8 attached hereto as Exhibit A.

13. Schedule 3.2(b) of the Disclosure Schedule is hereby amended as follows:

(i) by replacing the existing text “104,381” set forth opposite the existing text “Summit LogistiCare LLC” with the new text “104,383”;

(ii) by replacing the existing text “68,418” set forth opposite the existing text “Summit Ventures VI-A, L.P.” with the new text “68,419”;

(iv) by replacing the existing text “127” set forth opposite the existing text “Albert Cortina” with the new text “4,124”;

(v) by adding the new text “M. Chinta Gaston 900” below the existing text “Henry Hardy 2,490”; and

(vii) by replacing the existing text “646,798” set forth opposite the existing text “TOTAL OUTSTANDING CLASS A AND CLASS B” with the new text “651,698”.

14. Schedule 3.2(e) of the Disclosure Schedule is hereby amended as follows:

(i) by deleting row 2 (Albert Cortina – 4,000 option grants);

(ii) by deleting row 12 (Chinta Gaston – 750 option grants);

(iii) by deleting row 22 (Rich Eberle – 160 option grants); and

(iv) by replacing the existing text “750” in row 61 with the new text “600”.

15. Schedule 3.12(v) of the Disclosure Schedule is hereby amended by adding the following text to the end of such schedule:

“19. Supplemental Incentive Agreement, dated as of December 5, 2007, by and among Charter LogistiCare LLC, Summit LogistiCare LLC and John Shermyen.

20. Supplemental Incentive Agreement, dated as of December 5, 2007, by and among Charter LogistiCare LLC, Summit LogistiCare LLC and Thomas Oram.

21. Supplemental Incentive Agreement, dated as of December 5, 2007, by and among Charter LogistiCare LLC, Summit LogistiCare LLC and Albert Cortina.

22. Supplemental Incentive Agreement, dated as of December 5, 2007, by and among Charter LogistiCare LLC, Summit LogistiCare LLC and Herman Schwarz.”

16. Schedule 3.23(a) of the Disclosure Schedule is hereby amended by adding the following text to the end of such schedule:

“Arbitration cases associated with above referenced collective bargaining agreement:

Apriz, Paola v. LogistiCare Solutions, LLC – Connecticut Board of Mediation and Arbitration, case number 2008-A-0088.

Loftly, Antwan v. LogistiCare Solutions, LLC – Connecticut Board of Mediation and Arbitration, case number 2008-A-0133.”

17. Schedule 10.1(e) of the Disclosure Schedule is hereby amended by adding the following text to the end of such schedule:

“31. “Robinson-White v. LogistiCare Solutions, LLC (Agency Complaint).

32. Apriz, Paola v. LogistiCare Solutions, LLC – Connecticut Board of Mediation and Arbitration, case number 2008-A-0088.

33. Loftly, Antwan v. LogistiCare Solutions, LLC – Connecticut Board of Mediation and Arbitration, case number 2008-A-0133.”

18. Exhibit B to the Merger Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

19. Exhibit D to the Merger Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

Except as amended hereby, the Merger Agreement shall remain in full force and effect without amendment or modification.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

This Amendment may be executed in counterparts (including by means of facsimile delivery), each of which shall be deemed to be an original but all of which together shall constitute one agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties, intending to be legally bound hereby, have executed and delivered this Amendment as of the date first above written.

The Providence Service Corporation

By:	/s/ Fletcher J. McCusker
Name:	Fletcher J. McCusker
Title:	Chairman and Chief Executive Officer

PRSC Acquisition Corporation

By:	/s/ Fletcher J. McCusker
Name:	Fletcher J. McCusker
Title:	President

Charter LCI Corporation

By:	/s/ John L. Shermyen
Name:	John L. Shermyen
Title:	President and Chief Executive Officer

CLCI Agent, LLC

By:	/s/ Jay M. Gates
Name:	Jay M. Gates
Title:	President

Exhibit B

Cancellation and Exchange of Company Stock Options into Parent Common Stock

As of the Effective Time, in accordance with the terms of the Company’s 2004 Stock Option Plan (the “Company Stock Option Plan”), pursuant to Section 1.5(f) of the Agreement and the approval of the Committee (as defined in the Company Stock Option Plan) pursuant to Section 4.2(b) of the Company Stock Option Plan and without any action on the part of the holders of any Company Stock Options, each Company Stock Option granted to each participant under the Company Stock Option Plan that is outstanding immediately before the Effective Time, whether vested or unvested, shall be cancelled and, in exchange for such cancellation, each such participant shall be issued (subject to delivery to Parent of an appropriate Option Cancellation and Exchange Agreement by no later than March 15, 2008 after which time Parent shall not be liable to any such participant for shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law), immediately after the Effective Time, under the Parent’s 2006 Long-Term Incentive Plan or otherwise, the number of shares of Parent Common Stock (a “Stock Grant”) that is equal to the Net Option Value.

The “Net Option Value” is equal to quotient of (1) the product of (i) the Company Merger Share Price for each Company Stock Option less the exercise price per share for each Company Stock Option multiplied by (ii) the number of shares of Company Common Stock subject to each Company Stock Option divided by (2) $31.42, provided however, that the maximum number of shares of Parent Common Stock into which the aggregate Company Stock Options shall be exchanged shall not exceed 431,936 (“Parent Share Maximum”). If the aggregate Net Option Value for all Stock Grants as calculated above exceeds the Parent Share Maximum, then each of the Company Stock Options shall be exchanged into (i) the number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the Parent Share Maximum multiplied by the Net Option Value Percentage applicable to such Company Stock Option and (ii) the amount of any Excess Payment (as defined in the supplemental letter from Parent to the holders of Company Stock Options). The “Net Option Value Percentage” of the Company Stock Options is equal to the quotient of (1) the Net Option Value of the Company Stock Option issued to a participant as would otherwise be calculated except for exceeding the Parent Share Maximum divided by (2) the aggregate Net Option Value of all Company Stock Options issued to all participants as would otherwise be calculated except for exceeding the Parent Share Maximum.

The “Company Merger Share Price” is calculated as follows: divide (1) the Merger Consideration (prior to adjustments pursuant to Sections 2.4 and 2.5 of the Agreement) by (2) 769,170.

The number of shares of Parent Common Stock equal to the product of 4.92% times the number of shares of each Stock Grant (rounded up to the nearest whole share amount) plus 4.92% of the amount of any Excess Payment (as defined in the supplemental letter from Parent to the holders of Company Stock Options) (the “Escrowed Shares”) shall be deposited with Parent as security and a source of payment for Sellers’ indemnification obligations and recovery of any Working Capital Deficit under the Agreement. Parent may offset against the Escrowed Shares for recovery of any of Sellers’ indemnification obligations and for recovery of any Working Capital Deficit under the Agreement at a price per share of Parent Common Stock of

$31.42, unless the holder elects to receive the Escrowed Shares in exchange for paying Parent $31.42 per share. Until the Escrow Fund is fully distributed and the Escrow Agreement is terminated by its terms, (i) the Escrowed Shares and any interest thereon shall not be sold, pledged, hypothecated or otherwise transferred by holder and (ii) the Escrowed Shares shall remain in the custody of Parent acting as escrow agent and as custodian for holder’s account in accordance with this Exhibit B and pursuant to each holder’s Option Cancellation and Exchange Agreement. To the extent any holder’s obligation for Indemnifiable Losses under the Agreement (treating each holder of Company Stock Options as if such holder were a signatory to the Agreement solely for the purpose of determining John Shermyen’s obligation arising from this Exhibit B and his Option Cancellation and Exchange Agreement) exceeds the value of the Escrowed Shares, John Shermyen shall be solely responsible for any and all such Indemnifiable Losses. John Shermyen shall deposit in escrow with Parent, in addition to Escrowed Shares deposited pursuant to the first sentence of this paragraph, 18,775 shares of Parent Common Stock (the “Additional Escrowed Shares”). The Additional Escrowed Shares shall be security and a source of payment for holder’s obligations for Indemnifiable Losses under the Agreement (treating each holder of Company Stock Options as if such holder were a signatory to the Agreement solely for the purpose of determining John Shermyen’s obligation arising from this Exhibit B and his Option Cancellation and Exchange Agreement). Parent may offset against the Additional Escrowed Shares for recovery of any such holder obligation, unless John Shermyen elects to receive the Additional Escrowed Shares in exchange for paying Parent $31.42 per share.

Each holder of a Company Stock Option shall be entitled to share in such Earn Out Payment and any Working Capital Surplus determined on a pro rata basis based on the number of shares in each holder’s Stock Grant. Such right to participate in any Earn Out Payment and any Working Capital Surplus shall be additional consideration for the cancellation of each Company Stock Option as set forth herein. All payments, to the extent required by Law, shall be reduced by all applicable withholdings.

To the extent any Stock Grant and any Excess Payment is subject to applicable tax withholding (as determined in good faith by Parent and net of any Excess Payment which shall be utilized to offset any applicable tax withholding), the holder of such Stock Grant (excluding John Shermyen) shall accept a loan from Parent in an amount equal to the applicable tax withholding (each a “Holder Loan”). In lieu of accepting the Holder Loan, the holder of such Stock Grant may pay to Parent the amount of the applicable withholding obligation (as determined in good faith by Parent) in immediately available funds on or prior to the Effective Time (if such holder’s Option Cancellation and Exchange Agreement is delivered to Parent on or prior to the Effective Time) or at the time of delivery of such holder’s Option Cancellation and Exchange Agreement (if such holder’s Option Cancellation and Exchange Agreement is delivered to Parent after the Effective Time). Parent shall utilize such payment or the proceeds of such Holder Loan to satisfy the applicable withholding obligation (as determined in good faith by Parent).

Such Holder Loan shall be evidenced in the applicable holder’s Option Cancellation and Exchange Agreement, may be prepaid without penalty and shall accrue interest at a rate of 6% per annum, and all obligations under such Holder Loan shall be due and payable on the date that is 180 days after the Effective Time or 180 days after delivery of the holder’s Option Cancellation and Exchange Agreement if such agreement is delivered after the Effective Time.

It shall constitute an event of default under such Holder Loan if the applicable holder fails to pay in full all obligations under such Holder Loan on or before the due date thereof or if such holder becomes subject to any bankruptcy or similar proceeding (in which case all obligations under such Holder Loan shall be automatically accelerated without further action on the part of Parent).

As collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) for all existing and future obligations under such Holder Loan, the applicable holder shall grant a security interest to Parent in such holder’s right, title and interest in and to 40% of such holder’s Stock Grant, exclusive of the holder’s Escrowed Shares, together with all proceeds (as defined in the Uniform Commercial Code of any applicable jurisdiction thereof (the “UCC”)) thereof with respect to such shares (the “Collateral”). In order to perfect such security interest, Parent shall be deemed to have taken delivery (as defined in the UCC) of the securities certificates constituting the Collateral in registered form evidencing such shares by maintaining possession of such securities certificates. Unless a holder requests physical delivery of certificated shares, Parent shall use commercially reasonable efforts to electronically deposit the shares constituting the Stock Grant which are not Escrowed Shares or Collateral in a brokerage account designated by each holder immediately after the Effective Time (if such holder’s Option Cancellation and Exchange Agreement is delivered to Parent on or prior to the Effective Time) or immediately after the time of delivery of such holder’s Option Cancellation and Exchange Agreement (if such holder’s Option Cancellation and Exchange Agreement is delivered to Parent after the Effective Time). Upon each holder’s sale of shares constituting the Stock Grant, each holder shall use commercially reasonable efforts to immediately remit the proceeds of such sale of shares to Parent in payment of the applicable Holder Loan. After the Holder Loan is repaid in full, Parent shall use commercially reasonable efforts to immediately deliver the remaining shares of each holder’s Stock Grant to holder, other than the Escrowed Shares.

If an event of default shall occur and be continuing under such Holder Loan, Parent may exercise all rights and remedies of a secured party under the UCC or any other applicable law. In furtherance of Parent’s rights and remedies during the existence of an event of default, each holder will irrevocably constitute and appoint Parent and any officer or agent thereof, with full power of substitution, coupled with an interest, as such holder’s true and lawful attorney-in-fact in the place and stead of such holder, and in the name of such holder or in its own name, without notice to or further assent by such holder, to execute, in connection with any sale or other disposition of the Collateral any endorsements, assignments or other instruments of conveyance or transfer, and to take such other appropriate action and to execute any and all documents and instruments which may be necessary or desirable, as determined by Parent, to accomplish the purpose of carrying out the terms of such holder’s Holder Loan and the security therefor.

EXHIBIT C

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of December     , 2007 by and among The Providence Service Corporation, a Delaware corporation (“Parent”), CLCI Agent, LLC, as the representative of the stockholders of the Company (the “Stockholders’ Representative”), and SunTrust Bank, a Georgia banking corporation, as escrow agent (the “Escrow Agent”). Capitalized terms used and not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

BACKGROUND

A. Parent, Charter LCI Corporation, a Delaware corporation (the “Company”), the stockholders of the Company, Merger Sub (a wholly owned subsidiary of Parent) and the Stockholders’ Representative are parties to that certain Agreement and Plan of Merger dated as of November 6, 2007 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, as more fully described in the Merger Agreement.

B. Upon the consummation of the transactions contemplated by the Merger Agreement, the Sellers have agreed to severally, but not jointly, indemnify the Acquiror Indemnified Persons on the terms and conditions set forth in Section 10 of the Merger Agreement.

C. As security for the indemnification obligations of certain of the Sellers pursuant to Section 10 of the Merger Agreement, Section 1.5(i) of the Merger Agreement provides that $9,351,752.23 in cash (the “Escrow Funds”) of the Merger Consideration be deposited with the Escrow Agent on the date hereof, to be held and administered as hereinafter provided.

D. Under the Merger Agreement and under this Agreement, the Stockholders’ Representative has been appointed as the agent of the Sellers, with the authority to enter into, and act on behalf of each Seller for purposes of, this Agreement. The other parties to this Agreement are entitled to rely on the directives of the Stockholders’ Representative as if such directives were from the Sellers directly.

NOW THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Designation of Escrow Agent. The parties hereby designate Escrow Agent, and Escrow Agent hereby agrees to act, as the agent of the parties hereto pursuant to the terms and conditions stated in this Agreement.

2. Formation of Escrow.

    (a) Simultaneously with the execution of this Agreement, Parent shall deliver or cause to be delivered on behalf of the Sellers to the Escrow Agent, in immediately available funds, the Escrow Funds. The Escrow Funds shall be held and distributed by the Escrow Agent in accordance with the terms and conditions hereof. The Escrow Agent shall acknowledge receipt of the Escrow Funds in writing to each of Parent and the Stockholders’ Representative. Interest or income on Escrow Funds shall become part of the Escrow Funds.

    (b) Set forth on Schedule A attached hereto is a list of the names and addresses of each Seller contributing to the Escrow Funds showing the respective percentage ownership of each such Seller of the aggregate Escrow Funds (each, an “Escrow Ownership Percentage”).

    (c) No portion of the Escrow Funds, nor any beneficial interest with respect thereto, may be pledged, sold, assigned, transferred or otherwise encumbered, including by operation of law, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Sellers, prior to the delivery to any Seller of such Seller’s Escrow Ownership Percentage or to Parent, as applicable, as provided herein; provided that a Seller may transfer its beneficial interest in the Escrow Funds to an Affiliate of such Seller upon the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

3. Investment of Escrow Funds.

    (a) Permitted Investments. Pending distribution of the Escrow Funds in accordance with the terms and conditions of the Merger Agreement and this Agreement, the Escrow Funds shall be invested and reinvested by Escrow Agent in accordance with the written directions of the Stockholders’ Representative in one or more of the following:

(i) interest bearing time deposits with maturity dates of thirty (30) days or less of any bank located within the United States of America, including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; provided that any amount held on deposit in any bank not having unsecured, non-subordinated indebtedness outstanding that is rated as “investment grade” by a nationally recognized rating agency shall be so invested only if such amount is fully insured by the Federal Deposit Insurance Corporation (“FDIC”);

(ii) certificates of deposit with maturity dates of thirty (30) days or less issued by the commercial banking department (if any) of the Escrow Agent, or of any bank located in the United States of America, provided that either (A) any such bank shall have unsecured, non-subordinated indebtedness outstanding that is rated as “investment grade” by a nationally recognized rating agency, or (B) the full amount of each and every certificate of deposit issued by any such bank to Escrow Agent hereunder shall be fully insured by the FDIC;

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(iii) direct obligations of, or obligations guaranteed as to all principal and interest by, the United States of America, in each case with maturity dates of thirty (30) days or less;

(iv) commercial paper with maturity dates of thirty (30) days or less that is rated A-1 by Standard & Poor’s Corporation or Prime-1 by Moody’s Investors Service, Inc., or better; or

(v) an STI Classic Money Market Fund. In the absence of written instructions from the Stockholders’ Representative, the Escrow Agent is hereby directed to invest the Escrow Funds in an STI Classic Money Market Fund.

The parties acknowledge that no party to this Agreement shall be responsible for any diminution in the Escrow Funds due to losses resulting from investments or sales of investments made pursuant to this Agreement. The parties hereto acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.

    (b) Disposition of Securities. At the time the Escrow Agent shall be required to make any payment under this Agreement, the Escrow Agent shall promptly liquidate the investments held hereunder to the extent necessary to make such payment.

    (c) Reports. The Escrow Agent shall provide to Parent and the Stockholders’ Representative monthly statements identifying transactions, transfers or holdings of the Escrow Fund, and each such statement shall be deemed to be correct and final upon receipt thereof by Parent and the Stockholders’ Representative unless the Escrow Agent is notified in writing to the contrary within thirty (30) business days after the date of such party’s receipt of such statement. In addition, the Escrow Agent shall respond to reasonable telephone requests for account balances during normal business hours.

    (d) Taxation of Income Earned on Investment of the Escrow Funds. Any disbursement of all or a portion of the Escrow Funds to the Sellers or to Parent under this Agreement shall also include and be accompanied by the earnings accrued on such disbursement through the date of disbursement of such funds. Parent and the Stockholders’ Representative hereby acknowledge and agree that, for federal, state or local income tax purposes, the earnings on the Escrow Funds distributed to such party shall be reported as income of such party to the extent required by the Internal Revenue Service. Each of Parent and the Stockholders’ Representative shall provide the Escrow Agent with its taxpayer identification number documented by an appropriate Form W 8 or Form W 9 promptly following execution of this Agreement. Failure to provide such forms may prevent or delay disbursements of the Escrow Funds and may also result in the assessment of a penalty and the Escrow Agent’s being required to withhold tax on any interest or other income earned on the Escrow Funds. Any payments of income shall be subject to applicable withholding regulations then in force in the United States. The Stockholders’ Representative shall provide individual taxpayer identification numbers documented by an appropriate Form W8 or Form W9 for the reporting of pro rata interest or income (determined on the basis of each Seller’s Escrow Ownership Percentage) to individual Sellers.

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4. Disbursement of Escrow Funds.

    (a) Payment on Payment Date. Subject to the remainder of this Section 4, on the first anniversary of the date of this Agreement (the “Payment Date”), the Escrow Agent shall disburse the Escrow Funds to the respective Sellers as specified on Schedule A hereto and in accordance with the Escrow Ownership Percentage for each Seller as specified on Schedule A hereto.

    (b) Notice of Claim for Losses. Notwithstanding anything to the contrary set forth in Section 4(a) of this Agreement, at any time prior to the Payment Date, Parent shall give written notice of any claim for Indemnifiable Losses for which an Acquiror Indemnified Person reasonably believes it is entitled to indemnification by the Sellers under Section 10 of the Merger Agreement (each, a “Notice of Claim”) to the Escrow Agent specifying in reasonable detail the nature of the claim and the amount (if then ascertainable) of the Indemnifiable Losses alleged to have been suffered and stating whether such claim, either individually or together with any prior claims, is in excess of the Indemnification Threshold or the Litigation Indemnification Threshold as applicable. The Escrow Agent shall promptly (no later than two (2) business days after the Escrow Agent has been given the Notice of Claim) provide such Notice of Claim to the Stockholders’ Representative and shall confirm in writing with Parent that such Notice of Claim has been given to the Stockholders’ Representative. If, within thirty (30) days after receipt by the Stockholders’ Representative of the Notice of Claim, the Stockholders’ Representative has not given the Escrow Agent and Parent written notice that any such claim is disputed, the Escrow Agent shall pay 93.15% of the amount claimed in such Notice of Claim to Parent in accordance with Section 4(d) of this Agreement. To the extent the amount of a claim becomes ascertainable prior to a Joint Notice or Court Order as specified below, Parent may amend its Notice of Claim to specify the amount of the claim.

    (c) Disputed Notice of Claim. If, within thirty (30) days after receipt by the Stockholders’ Representative of a Notice of Claim or an amendment to a Notice of Claim, the Stockholders’ Representative gives the Escrow Agent and Parent written notice that any such Indemnifiable Losses are disputed, then the Escrow Agent shall not disburse all or any portion of the amount claimed in the Notice of Claim unless and until it receives (i) a joint written notice directing disbursement (the “Joint Notice”) executed by the Stockholders’ Representative and Parent, or (ii) a final, unappealable order of a court of competent jurisdiction directing disbursement or decision of an arbitrator or arbitration tribunal registered with or recognized by a court of competent jurisdiction as having the same force and effect as an order of such court (any such order or decision called a “Court Order”). The Escrow Agent, within three (3) business days after receipt of a Joint Notice or a Court Order, shall deliver such Escrow Funds in accordance with Section 4(d) of this Agreement. The amount of the Escrow Funds delivered shall be equal to 93.15% of the amount of the Indemnifiable Losses which are the subject of the Joint Notice or Court Order.

    (d) Distributions of Escrow Funds. Any disbursement of all or a portion of the Escrow Funds to the Sellers under this Agreement shall be allocated on a pro rata basis in accordance with each Seller’s Escrow Ownership Percentage, as shown on Schedule A attached hereto, and distributed accordingly by the Escrow Agent.

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    (e) Payments on and after Payment Date; Termination of Agreement. On the Payment Date, the Escrow Agent shall distribute to the Sellers all of the Escrow Funds, less that amount of the Escrow Funds having a total value equal to 93.15% of the aggregate amount set forth in any then outstanding Notice of Claim theretofore received by the Escrow Agent. After the Payment Date, upon resolution of each remaining outstanding Notice of Claim in accordance with the procedures set forth in this Section 4, the Escrow Agent shall distribute to the Sellers the remainder of the Escrow Funds then held by the Escrow Agent (other than those funds to be distributed to Parent, if any, as a result of a resolved Notice of Claim, determined in accordance with this Section 4), less that amount of the Escrow Fund having a total value equal to 93.15% of the aggregate amount set forth in any then outstanding Notice of Claim.

5. Duties of Escrow Agent.

    (a) Notwithstanding any provision of this Agreement to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party hereto or any other person under this Agreement. The Escrow Agent shall have no implied duties or obligations under the terms of this Agreement or otherwise. The Escrow Agent shall not be charged with or be deemed to have any knowledge or notice of any notice, fact or circumstance not specifically set forth in this Agreement or furnished to the Escrow Agent in notices provided to the Escrow Agent in writing and strictly in accordance with the notice provisions of this Agreement. The Escrow Agent shall not be required to take notice of any agreement or understanding, including but not limited to the Merger Agreement among the parties hereto, other than this Agreement and shall have no duty or responsibility to take any action pursuant to the terms thereof; provided, however, the Escrow Agent acknowledges that certain capitalized terms used herein are defined in the Merger Agreement. The Escrow Agent acknowledges that, as among the parties to the Merger Agreement, the Merger Agreement governs the indemnification obligations of the Sellers for which the Escrow Funds are a source of payment.

    (b) The Escrow Agent shall be entitled to rely exclusively upon the written statements and instructions provided in accordance with this Agreement and may assume the genuineness of all signatures and documents and the authority of all signatories. The Escrow Agent shall have no liability except for its own gross negligence or willful misconduct in the performance of its duties hereunder and shall not have any liability for any action taken (or any failure to act) in good faith upon the advice of its independent legal counsel. Simultaneously with the execution of this Agreement, each of Parent and the Stockholders’ Representative shall deliver to the Escrow Agent the authorized signatory forms attached as Exhibits A-1 and A-2 hereto.

    (c) In the event there are any Escrow Funds held by the Escrow Agent five (5) years after the date of this Agreement that are subject to a complaint filed by either Parent or the Stockholders’ Representative, the Escrow Agent may deposit such remaining Escrow Funds with the court where such complaint was filed for the court’s disposition, whereupon this Agreement and the Escrow Agent’s duties and appointment shall terminate.

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    (d) The Escrow Agent shall hold and safeguard the Escrow Funds from the date of this Agreement until the termination of this Agreement pursuant to Section 7 and shall treat such funds as escrow funds in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Funds only in accordance with the terms hereof.

    (e) The Escrow Agent will identify in its books the Escrow Funds held in escrow under this Agreement from time to time and ensure that the Escrow Funds are held separate and distinct from other funds held by it. The Escrow Agent will keep complete and accurate records regarding the Escrow Funds and will provide any party to this Agreement with full details of the management and status of the Escrow Funds within a reasonable time following receipt of a written request therefore, but no more frequently than monthly.

    (f) The Escrow Funds will not be subject to any right, lien or claim of any kind in favor of the Escrow Agent or in favor of any of its creditors. The Escrow Agent will notify each of Parent and the Stockholders’ Representative promptly in writing of any attempt by any person to assert any claim against any of the Escrow Funds and will not make any admission or concession in respect of such claim except to the extent authorized by Parent and the Stockholders’ Representative.

    (g) The parties acknowledge that the Escrow Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information to meet the Escrow Agent’s legal and regulatory requirements.

    (h) THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

    (i) No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights hereunder.

    (j) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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    (k) The Escrow Agent shall have no duties or responsibilities with respect to administering tax withholding, payments or reporting for persons receiving distributions, including those distributions relating to wages.

6. Successor Escrow Agent. The Escrow Agent shall have the right to resign upon thirty (30) days’ prior written notice to the parties hereto. Upon the resignation of the initial Escrow Agent, the parties, upon their mutual agreement, shall have the right to select a successor escrow agent; if the parties have not appointed a successor within the fifteen (15) days of the date of the Escrow Agent’s registration notice, the Escrow Agent may petition a court of competent jurisdiction to appoint a successor to serve under the same terms and conditions herein set forth. Upon appointment of a successor, the initial Escrow Agent shall have no further responsibilities or obligations under this Agreement.

7. Termination of Agreement. The escrow created by this Agreement shall continue until the earliest to occur of the following events, after which point all of the Escrow Agent’s duties shall terminate:

    (a) the distribution of all the Escrow Funds in accordance with the terms of this Agreement; or

    (b) Parent’s and the Stockholders’ Representative’s written agreement to terminate such escrow, in which case the Escrow Agent shall distribute the Escrow Funds in accordance with the written instructions of Parent and the Stockholders’ Representative.

8. Indemnification. The duties of the Escrow Agent under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any third party as a result of any action or omission taken or made by the Escrow Agent, except for the Escrow Agent’s willful misconduct or gross negligence. No rights are herein intended to be granted to any third party beneficiary. Parent and the Stockholders’ Representative, on behalf of the Sellers, jointly and severally, shall indemnify, defend and save harmless the Escrow Agent and each of its officers, directors, agents and employees and reimburse the Escrow Agent and each of its officers, directors, agents and employees from and for any and all liability, costs and expenses the Escrow Agent or any of such persons may suffer or incur by reason of its execution and performance of this Agreement except as a result of the Escrow Agent’s willful misconduct or gross negligence. The provisions of this section shall not preclude any party from pursuing rights of contribution from another party. The provisions of this Section 8 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

9. Consultation of Counsel. In the event any legal question arises concerning Escrow Agent’s duties hereunder which requires consultation with legal counsel, such Escrow Agent may consult with its counsel and rely upon the written advice of such counsel and shall be fully protected and subject to no liability for any action taken or omitted pursuant to the advice of such legal counsel.

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10. Assignment. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns. No rights herein may be assigned by Parent or the Stockholders’ Representative without prior written notice to the Escrow Agent.

11. Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three (3) business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to Parent (with a copy to its outside legal counsel, Blank Rome LLP, One Logan Square, Philadelphia, PA 19103, Attention: Steven Dubow, Esq., (215) 569-5755), the Stockholders’ Representative (with a copy to its outside legal counsel, Proskauer Rose LLP, 1585 Broadway, New York, NY 10036, Attention: Stephen Rubin, Esq., (212) 969-3330), and the Escrow Agent at their respective addresses stated on the signature page attached hereto; provided, however, that notwithstanding anything to the contrary herein provided the Escrow Agent shall not be deemed to have received any notice hereunder prior to the Escrow Agent’s actual receipt thereof. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other party in accordance with this Section 11, provided that any such change of address notice shall not be effective unless and until received.

12. Entire Agreement. This Agreement constitutes the entire and whole agreement between the Escrow Agent, on the one hand, and the Stockholders’ Representative and Parent, on the other hand. This Agreement may not be modified or amended, nor may any of its provisions be waived, except by a written instrument, signed by each of the parties hereto, expressing such amendment or modification. Except as otherwise expressly set forth herein, no failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof of the exercise of any other right.

13. Invalid Provisions. If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

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14. Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made, delivered and to be performed entirely within such State.

15. Counterparts. This Agreement may be executed in counterpart copies and by facsimile, each of which will be deemed an original and all of which, when taken together, will be deemed a fully executed original.

16. Fees of Escrow Agent. Parent and the Stockholders’ Representative (on behalf of the Sellers) agree to share the fees and expenses of the Escrow Agent equally. The Escrow Agent’s fees and the Escrow Agent’s right to be reimbursed for expenses are set forth in Exhibit B.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PARENT:

THE PROVIDENCE SERVICE CORPORATION

By:
Name:
Title:
Address:

Federal Employer Identification Number: 86 0845127

STOCKHOLDERS’ REPRESENTATIVE:

CLCI AGENT, LLC

By:
Name:
Title:
Address:
c/o Charterhouse Group, Inc. 535 Madison Avenue New York, NY 10022 Attention: Jay Gates
Federal Employer Identification Number:

ESCROW AGENT:

SUNTRUST BANK, as Escrow Agent

By:
Name:
Title:
Address:
SunTrust Bank Institutional Asset Services 25 Park Place, 24th Floor Atlanta, GA 30303-2900 Attention: Olga G. Warren Group Vice President Telephone: (404) 588-7262 Facsimile: (404) 588-7335

[SIGNATURE PAGE TO ESCROW AGREEMENT]

Schedule A

Holder	Escrow Ownership Percentage
Class A Common Stock
Charter LogistiCare LLC	57.70%
Summit LogistiCare LLC Total	15.79%
Summit Ventures VI-A, L.P.	10.35%
Summit Ventures VI-B, L.P.	4.32%
Summit Subordinated Debt Fund III-A, L.P.	0.33%
Summit Subordinated Debt Fund III-B, L.P.	0.17%
Summit VI Entrepreneurs Fund, L.P.	0.33%
Summit VI Advisors Fund, L.P.	0.22%
Summit Investors VI, L.P.	0.08%

Class B Common Stock
OCM Mezzanine Fund, L.P.	1.91%
John Shermyen	5.30%
John Gray Kalloi Shermyen Educational Trust	0.48%
Sarah Francis Fitch Shermyen Educational Trust	0.48%
Albert Cortina	0.62%
Chinta Gaston	0.14%
Henry Hardy	0.38%

Warrants
OCM Mezzanine Fund, L.P.	0.83%
Summit Subordinated Debt Fund III-A, L.P.	0.38%
Summit Subordinated Debt Fund III-B, L.P.	0.20%
Summit Investors VI, L.P.	0.00%

TOTAL	100%

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Parent and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-1 is attached, on behalf of Parent.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT A-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Stockholders’ Representative, authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-2 is attached on behalf of the Sellers.

Name / Title	Specimen Signature

Name	Signature

Title

Exhibit B

SunTrust Bank, as Escrow Agent

Providence Service Corporation & CLCI Agent, LLC, as the

representative of the stockholders of the Company

SCHEDULE OF FEES

The annual administration fee of $2,500.00 for administering this Escrow Agreement is payable in advance at the time of closing and if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. Also, a one-time legal review fee of $500.00 is payable in advance at the time of closing.

Reasonable out of pocket expenses such as, but not limited to postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, and other out of pocket costs, will be billed at cost and shall be promptly paid.

These fees do not include extraordinary services which will be priced according to time and scope of duties and shall be promptly paid. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above is acceptable for the services mutually agreed upon.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in SunTrust’s money market cash sweep account, the STI Classic Money Market Fund.

EXHIBIT D

LETTER OF TRANSMITTAL

CHARTER LCI CORPORATION

November 26, 2007

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

Dear Charter LCI Corporation Securityholder:

We are sending you the enclosed Letter of Transmittal in connection with the proposed merger (the “Merger”) of PRSC Acquisition Corporation (“PRSC”), a wholly owned subsidiary of The Providence Service Corporation (“Parent”), with and into Charter LCI Corporation (the “Company”), pursuant to an Agreement and Plan of Merger dated as of November 6, 2007 (the “Merger Agreement”), by and among Parent, PRSC, the Company and CLCI Agent, LLC (the “Stockholders’ Representative”). Upon consummation of the merger, the Company will become a wholly owned subsidiary of Parent. Certain information about the Merger is available in the following enclosed documents, each of which you should review carefully:

•	the Merger Agreement;
•	the Letter of Transmittal; and
•	a copy of Section 262 (Appraisal Rights) of the Delaware General Corporation Law.

The Merger and the Merger Agreement were approved by an affirmative vote of the holders of outstanding Shares (as defined below) representing at least a majority of all of the votes entitled to be cast thereupon by holders of Shares in a Written Consent of Stockholders, dated as of November 6, 2007, a copy of which is also enclosed.

Generally, in accordance with and subject to the terms of the Merger Agreement, upon the consummation of the Merger, (i) each share of Class A common stock, par value $.01 per share, and Class B common stock, par value of $.01 per share, of the Company (collectively, “Shares”) will be automatically canceled in exchange for the Common Stock Merger Consideration (as defined in the Merger Agreement); and (ii) each warrant to purchase Shares will be automatically canceled in exchange for an amount of cash equal to the difference between (1) the product of (x) the Common Stock Merger Consideration multiplied by (y) the number of Shares issuable upon exercise of the warrant, and (2) the aggregate exercise price of the warrant for such Shares. The amount of the payment, and the time when you will be entitled to receive it, is set forth in the Merger Agreement and the escrow agreement to be executed and delivered in connection with the consummation of the Merger.

In order to receive payment of your portion of the Merger Consideration, you must properly complete and sign the enclosed Letter of Transmittal and send it, together with your Company stock certificate(s) and/or agreements representing warrant(s), to the Stockholders’ Representative at the following address:

CLCI Agent, LLC

c/o Proskauer Rose LLP

1585 Broadway

New York, NY 10036

Attention: Jared Hershberg

No payment will be made to you until the Stockholders’ Representative has received your properly completed and duly executed Letter of Transmittal together with your Company stock certificate(s) and/or agreements representing warrant(s).

We strongly encourage you to read carefully the enclosed documents, including the instructions to the Letter of Transmittal.

If you have questions about the Letter of Transmittal or if you need any additional information, please contact Jared Hershberg at (212) 969-3313. You should return the completed and duly executed Letter of Transmittal, together with your Company stock certificate(s) and/or agreements representing warrant(s) as soon as possible, but in any event no later than November 30, 2007.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

LETTER OF TRANSMITTAL

TO SURRENDER AND EXCHANGE SHARES OF CLASS A COMMON STOCK, CLASS B COMMON STOCK

AND WARRANTS OF

CHARTER LCI CORPORATION

in connection with the merger of

CHARTER LCI CORPORATION

with a wholly owned subsidiary of

THE PROVIDENCE SERVICE CORPORATION

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH YOUR CERTIFICATE(S) FOR SHARES OF CHARTER LCI CORPORATION CLASS A OR CLASS B COMMON STOCK AND/OR AGREEMENTS REPRESENTING WARRANT(S), TO THE ADDRESS BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT BELOW DOES NOT CONSTITUTE A VALID DELIVERY.

CLCI Agent, LLC

c/o Proskauer Rose LLP

1585 Broadway

New York, NY 10036

Attention: Jared Hershberg

CONTINUED ON NEXT PAGE

TO: CHARTER LCI CORPORATION SECURITYHOLDERS

Ladies and Gentlemen:

In connection with the merger (the “Merger”) of PRSC Acquisition Corporation (“PRSC”) with and into Charter LCI Corporation (the “Company”), pursuant to which the Company will become a wholly owned subsidiary of The Providence Service Corporation (“Parent”), the undersigned hereby surrenders to Parent all of the shares of Class A Common Stock and Class B Common Stock of the Company (collectively, the “Shares”), and/or warrants to purchase Shares (collectively, the “Warrants”), owned by the undersigned as set forth in Item A below in exchange for the applicable consideration described in the Agreement and Plan of Merger, dated as of November 6, 2007 (the “Merger Agreement”), by and among Parent, PRSC, the Company and CLCI Agent, LLC (the “Stockholders’ Representative”).

The undersigned (i) hereby agrees to be bound by all provisions of the Merger Agreement applicable to the undersigned as if the undersigned were directly party thereto as a “Seller”; (ii) represents and warrants that it is, as of the date hereof, the registered holder of the Shares and/or Warrants listed in Item A below with good and valid title thereto and with full right, power and authority to deliver, surrender, sell, assign and transfer such Stock and Warrants as provided herein free and clear of all liens, restrictions, charges and encumbrances, (iii) represents and warrants that the Shares and Warrants listed in Item A below are the only shares of capital stock and warrants to purchase shares of capital stock of the Company held by the undersigned, (iv) represents and warrants that this Letter of Transmittal is duly and validly executed by the undersigned and constitutes the valid and binding agreement of the undersigned enforceable against the undersigned in accordance with its terms and (v) understands and agrees that the Instructions to this Letter of Transmittal are part of the terms and conditions for surrender of the enclosed Share certificate(s) and/or agreement(s) representing Warrants and are incorporated by reference herein. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the delivery, surrender, transfer and exchange of all of its Shares and Warrants for cancellation in exchange for that portion of the Merger Consideration (as defined in the Merger Agreement) the undersigned is entitled to receive under the Merger Agreement. The undersigned hereby irrevocably ratifies the appointment of the Stockholders’ Representative as agent of the undersigned to effect the exchange and cancellation. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Notwithstanding anything to the contrary in this Letter of Transmittal, it is understood that the undersigned will not receive any of the Merger Consideration until and unless (i) the Merger is completed, (ii) a properly completed and duly executed copy of this Letter of Transmittal is received by Parent (by way of delivery from the undersigned to the Stockholders’ Representative), (iii) certificates representing the Shares held by the undersigned are effectively surrendered to and received by Parent (by way of delivery from the undersigned to the Stockholders’ Representative), (iv) the agreements representing Warrants held by the undersigned are effectively surrendered to and received by Parent (by way of delivery from the undersigned to the Stockholders’ Representative) and (v) the undersigned is not in breach of any representation or warranty contained or incorporated by reference in this Letter of Transmittal, except, in each case in this item (v), any breach that is not in any manner adverse to the Company or Parent. It is understood that the method of delivery of the Letter of Transmittal, certificates representing Shares, agreements representing Warrants and all other required documents is at the option and risk of the undersigned and that the risk of loss of such Shares and/or Warrants shall pass only after Parent has actually received the Letter of Transmittal and the certificates representing Shares or agreements representing Warrants from the Stockholders’ Representative. It is further understood that no interest will accrue on the Merger Consideration except as expressly set forth in the Merger Agreement or the escrow agreement to be entered into in connection with the consummation of the Merger (the “Escrow Agreement”).

By executing and delivering this Letter of Transmittal, the undersigned hereby:

(i) irrevocably ratifies the appointment, pursuant to Section 9 of the Merger Agreement, of CLCI Agent, LLC, the Stockholders’ Representative, as its stockholder representative;

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(ii) waives and releases Parent, the corporation surviving the Merger and their respective affiliates, representatives, successors-in-interest and assigns from and against any and all losses, liabilities, actions, causes of action, fees, expenses, damages or claims (collectively, the “Claims”) in each case of whatsoever kind or nature, whenever occurring (including after the effective time of the Merger), arising out of (a) the purchase or ownership of Shares and Warrants by the undersigned, (b) the surrender by the undersigned of its Shares and Warrants for cancellation and conversion into the portion of the Merger Consideration the undersigned is entitled to receive pursuant to the Merger Agreement, (c) the delivery of the certificate(s) representing such Shares and agreement(s) representing such Warrants pursuant to this Letter of Transmittal, (d) the cancellation and conversion of such Shares and Warrants into the right to receive the portion of the Merger Consideration allocated to such Shares or Warrants in the form and amount determined as set forth in the Merger Agreement, (e) the calculation of the amount of the Merger Consideration payable to the undersigned, and (f) disputes among securityholders of the Company and the Stockholders’ Representative (it being understood that the waivers and releases set forth in clauses (a) through (f) above shall in no way limit or adversely effect the rights of the undersigned with respect to Parent’s obligations under the Merger Agreement, including Parent’s obligations under Section 10 thereof);

(iii) agrees to indemnify and hold harmless the Stockholders’ Representative from and against all Claims arising out of or relating to the performance by the Stockholders’ Representative of its duties under the Merger Agreement or the Escrow Agreement, other than for willful misconduct;

(iv) understands and agrees that all calculations of the amount of the Merger Consideration payable to the undersigned will be made by the Stockholders’ Representative and not by Parent or the Company;

(v) understands and agrees that as a result of the cancellation of the undersigned’s Warrants, the undersigned will have no right to acquire any of the capital stock of the corporation surviving the Merger;

(vi) represents and warrants that, except as set forth in Item A, the undersigned owns no capital stock or warrants or has any other right to purchase capital stock of the Company;

(vii) represents and warrants that, except as set forth in Schedule I, attached hereto, the undersigned owns no options to purchase capital stock of the Company; and

(viii) waives all rights to an appraisal of the fair value of the Shares pursuant to Section 262 of the Delaware General Corporation Law, a copy of which is attached hereto as Exhibit A.

In exchange for the surrender and cancellation of the certificate(s) for Shares and agreement(s) representing Warrants that are enclosed, please issue check(s) or wire money for the applicable payment of Merger Consideration in the name of the holder(s) appearing below under “DELIVERY INSTRUCTIONS” to the address(es) and account information provided.

The undersigned acknowledges and agrees that (i) it has consulted with any legal counsel and tax professionals that it deems advisable in connection with the Merger, the Merger Agreement and the transactions contemplated by this Letter of Transmittal and it is not relying on the Company, Parent or any of their affiliates for any financial, legal or tax advice, (ii) it is incumbent upon the undersigned to notify the Company at the address listed in Instruction 9 if the undersigned’s address, name or account information for payment changes, (iii) Parent or the escrow agent, as applicable, will mail or wire payment to the undersigned at the most recent address or bank account that the Company has on file for the undersigned, and (iv) none of Parent, the Company, the escrow agent and the Stockholders’ Representative will have any responsibility if the undersigned fails to receive payment because the undersigned’s payment information has changed but the undersigned has not notified the Company at the address listed in Instruction 9.

The undersigned hereby certifies that the statements made by the undersigned herein cover all of the Share certificate(s) and agreement(s) representing Warrants surrendered for cancellation and conversion into the portion of the Merger Consideration the undersigned is entitled to receive under the Merger Agreement by the undersigned pursuant to this Letter of Transmittal.

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IF ANY OF YOUR STOCK CERTIFICATE(S) OR AGREEMENT(S) REPRESENTING WARRANTS LISTED IN ITEM A HAVE BEEN LOST OR DESTROYED, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH IN INSTRUCTION 11.

IF YOUR STOCK CERTIFICATE(S) ARE HELD BY THE COMPANY, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH IN INSTRUCTION 12.

THIS LETTER OF TRANSMITTAL CONSTITUTES THE VALID AND BINDING AGREEMENT OF THE UNDERSIGNED ENFORCEABLE AGAINST THE UNDERSIGNED IN ACCORDANCE WITH ITS TERMS AND, ONCE SUBMITTED, IS IRREVOCABLE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE TERMS OF THIS LETTER OF TRANSMITTAL SHALL APPLY SOLELY TO THE SHARES AND THE WARRANTS AND NOT TO ANY OPTIONS TO PURCHASE CAPITAL STOCK OF THE COMPANY.

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Item A: RECORD HOLDER AND SHARES OR WARRANTS SURRENDERED

Stock Certificate(s) and/or Warrant(s) Enclosed (Attach additional list, if necessary—See Instruction 6)
Name(s) and Address(es) of Holder(s) (if blank, please fill in exactly as name(s) appear(s) on Stock Certificate(s) or Warrant(s))	Class A Common Stock, Class B Common Stock or Warrant	Certificate Number(s) or Warrant Exercise Price	Number of Shares (or Warrant Shares)**

Total Shares of Class A Common Stock
Total Shares of Class B Common Stock
Total Warrant Shares of Class A Common Stock or Class B Common Stock

☐	Check the box to the left if you have lost any of your Share certificates or agreements representing Warrants and complete the appropriate Affidavit of Loss. (See Instruction 11.)

☐	Check the box to the left if the Company is in possession of your Share certificates and complete the Stock Power. (See Instruction 12.)

**	By submitting this Letter of Transmittal, you acknowledge that you are surrendering all of the shares of Class A Common Stock and Class B Common Stock and all of the Warrants to purchase shares of Common Stock that you own for cancellation in exchange for the portion of the merger consideration you are entitled to receive under the Merger Agreement.

Please read the instructions carefully before completing this Letter of Transmittal.

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PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS SET FORTH BELOW

BEFORE COMPLETING AND TRANSMITTING THIS LETTER OF TRANSMITTAL.

IMPORTANT: SIGN HERE (Also Please Complete a Form W-9 (copy enclosed) or a Form W-8, if applicable)

The undersigned represents that he, she or it is a holder of Shares and/or Warrants and has read and agreed to all the terms and conditions of this Letter of Transmittal and the accompanying materials.

The check will be issued or wire made only in the name of the person(s) or entity submitting this Letter of Transmittal and will be mailed to the address or wired to the account shown in the box entitled “Name(s) and Address(es) of Holder(s)” unless Special Payment and/or Delivery Instructions are completed.

NAME OF SECURITYHOLDER:

Signed by:

Printed Name of Signatory:

Title of Signatory:

Dated:__________ , 200__

(Must be signed by registered holder(s) exactly as name(s) appear(s) on Share certificate(s) and/or agreement(s) representing Warrants or by person(s) authorized to become registered holder(s) of Share certificate(s) and/or agreement(s) representing Warrants as evidenced by endorsement or stock or warrant powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 7).

Name(s):

(Please Print)

Capacity (full title):

Address: (Include Zip Code)

Payment Method (check one): _____ Check (to be sent by mail) or _____ Wire Transfer (if payment exceeds $500,000)

If payment is to be made by check: Address: (Include Zip Code) If payment is to be made by wire transfer: Bank Name: ABA Number: Customer Account Number:
Area Code and Telephone Number:
Taxpayer Identification or Social Security No.:

6

Signature(s) Guarantee (See Instructions 4 and 7)

Complete ONLY if required by Instruction 4.

Your signature must be medallion guaranteed by an Eligible Institution (see Instruction 4). NOTE: A notarization by a notary public is not acceptable.

FOR USE BY FINANCIAL INSTITUTION ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

SPECIAL PAYMENT AND/OR DELIVERY INSTRUCTIONS (See Instruction 8)

To be completed ONLY if the check is to be issued or wire made in the name of the undersigned BUT delivered to an address or account other than the address or account of the undersigned.

Please transmit the applicable Merger Consideration of the undersigned to:

Name(s): (Please Print)

Payment Method (check one): _____ Check (to be sent by mail) or _____ Wire Transfer (if payment exceeds $500,000)

Address: (Include Zip Code)

If payment is to be made by wire transfer: Bank Name: ABA Number: Customer Account Number: Area Code and Telephone Number: Taxpayer Identification or Social Security No.:

7

To be delivered to the Company at the address set forth in Instruction 5 or to such other addresses as the Company may indicate to the undersigned from time to time:

CHANGE TO NAME, PAYMENT ADDRESS OR WIRE TRANSFER INFORMATION (See Instruction 9)

To be completed ONLY in the event of change of name, payment address or wire transfer information of the undersigned.

Current Name: (Please Print)

Current Address: (Include Zip Code)

Current Payment Account:

New Name:* (Please Print)

Payment Method*: _____ Check (to be sent by mail) or _____ Wire Transfer (if payment exceeds $500,000)

If payment is to be made by check:* Address: (Include Zip Code)

If payment is to be made by wire transfer:* Bank Name: ABA Number: Customer Account Number:
*	Complete only items to be changed.

The undersigned hereby requests that the Company change the information it has on file to reflect the updated information provided above.

NAME OF SECURITYHOLDER:

Signed by:

Printed Name of Signatory:

Title of Signatory:

8

INSTRUCTIONS

This Letter of Transmittal (or a copy thereof) should be properly filled in, dated and signed, and should be delivered, together with your Share certificate(s) and/or agreement(s) representing Warrants being surrendered for exchange by you, to the Company at the address set forth on the cover of this document. The method of delivery of this Letter of Transmittal and Share certificate(s) and/or agreement(s) representing Warrants is at the election and risk of the owner. However, if this Letter of Transmittal and the Share certificate(s) and/or agreement(s) representing Warrants are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss of the associated Shares and/or Warrants shall pass only upon effective receipt of the Share certificate(s) and/or agreement(s) representing Warrants to purchase Shares by Parent (by way of delivery to the Stockholders’ Representative).

Please read and follow carefully the instructions regarding completion of this Letter of Transmittal below. These instructions and terms are part of the terms and conditions of the Letter of Transmittal.

1. Surrender and Cancellation of Securities. Once submitted, this Letter of Transmittal is irrevocable. Any surrender of Shares and/or Warrants that you make is irrevocable.

2. Termination of Merger Agreement. All Letters of Transmittal will be void and of no effect if the Merger Agreement is terminated pursuant to its terms. The Company will return Share certificate(s) and agreement(s) representing Warrants it had received previously to the person who submitted such Share certificate(s) or agreement(s) representing Warrants without charge to such person as promptly as practicable by first class, insured mail.

3. Execution and Delivery. This Letter of Transmittal or a copy hereof is to be used when you surrender your Shares and/or Warrants for cancellation in exchange for the portion of the Merger Consideration that you are entitled to receive under the Merger Agreement. For a holder of Shares and/or Warrants to receive the applicable Merger Consideration, this Letter of Transmittal must be properly completed, dated and signed in the signature box and must be received (together with Share certificate(s) and/or agreement(s) representing Warrants) by the Stockholders’ Representative at the appropriate address set forth on the cover of this document. If Share certificates and/or agreement(s) representing Warrants are delivered to the Stockholders’ Representative in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

Holders of Shares or Warrants who are nominees, trustees or are acting in another representative or fiduciary capacity only (a “Representative”) shall submit a separate Letter of Transmittal for each beneficial owner for whom such registered holder is a Representative; provided, however, that at the request of Parent, such holder shall certify to the satisfaction of Parent or the Company, as applicable, that such holder holds such Shares or Warrants as Representative for the beneficial owner thereof. Each beneficial owner for whom a Letter of Transmittal is submitted will be treated as a separate holder.

4. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) of the Shares or Warrant(s) surrendered herewith or (ii) the Shares or Warrant(s) is surrendered for the account of an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be medallion guaranteed by an Eligible Institution. (See Instruction 7.) If you have any questions regarding the need for a signature guarantee, please call Jared Hershberg at (212) 969-3313.

5. Delivery of Letters of Transmittal, Share Certificates and Warrants. The Share certificate(s) and/or agreement(s) representing Warrants, together with a properly completed and duly executed and dated copy of this Letter of Transmittal or a duly executed copy hereof and any other documents required by this Letter of Transmittal, must be delivered to the Stockholders’ Representative at the appropriate address set forth on the cover of this document.

Parent reserves the right to waive any irregularities or defects in the surrender of any Shares or Warrants. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Parent shall make reasonable efforts to notify any person of any defect in any Letters of Transmittal or any other required documents submitted to Parent.

6. Inadequate Space. If there is inadequate space to list all your Share certificate(s) and/or agreement(s) representing Warrants, please attach and sign a separate schedule setting forth the information called for in Item A of this Letter of Transmittal with respect to such Shares and/or Warrants.

7. Signatures on the Letter of Transmittal and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares and/or Warrants surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share certificate(s) or agreement(s) representing Warrants (if any) without any alteration or change whatsoever.

If the Shares or Warrants surrendered hereby are owned of record by two or more persons, all such persons must sign this Letter of Transmittal and any schedule prepared in accordance with Instruction 6. If the Shares and/or Warrants are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares or Warrants.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares and/or Warrants listed and surrendered herewith, no endorsements of the Shares or Warrants or separate stock or warrant powers are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares and/or Warrants surrendered hereby, such Shares and Warrants must be endorsed or accompanied by appropriate stock or warrant powers, and in either case, signed exactly as the name(s) of the record holder(s) appears on such Shares certificate(s) or agreement(s) representing Warrants or in the records of the Company, in which case the signatures on such Shares certificate(s), agreement(s) representing Warrants or stock or warrant powers must be guaranteed by an Eligible Institution or as otherwise agreed with Parent (as specified in Instruction 4).

If this Letter of Transmittal or any Share certificate(s), agreement(s) representing Warrants or stock or warrant power(s) are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, must give his or her full title in such capacity, and must submit proper evidence of his or her authority to so act.

8. Special Payment and/or Delivery Instructions. The “Special Payment and/or Delivery Instructions” box on this Letter of Transmittal must indicate the name and address and/or account information of the person(s) to whom the check or wire is to be sent if different from the name and address and/or account information of the person(s) signing this Letter of Transmittal. Filling in the box will NOT change your address for other mailings.

9. Payment Address and Name. It is incumbent upon you to notify Charter LCI Corporation, 1800 Phoenix Boulevard, Suite 120, College Park, GA 30349, Attention: M. Chinta Gaston, if your address, name or account information for payment changes using the form of update of payment information attached to the Letter of Transmittal. Please allow 5 business days for processing of this form. Parent, or the escrow agent, as applicable, will mail or wire money to you at the most recent address or bank account that the Company has on file for you, and will have no responsibility if you fail to receive payment because your payment information has changed but you have not notified the Company at the address listed above.

10. Form W-9. Each surrendering U.S. holder of Share certificate(s) (or other payee) is required to provide the Company (for transmission to PRSC) with a correct Taxpayer Identification Number (“TIN”) and certain other information on the enclosed Form W-9. Failure to provide the information on the Form W-9 may subject the surrendering holder of Share certificate(s) and/or agreements representing Warrant(s) (or other payee) to federal backup withholding. If the surrendering holder of Share certificate(s) and/or agreements representing Warrant(s) (or other payee) has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder (or other payee) should write “Applied For” in the space provided for the TIN in

Part I of the Form W-9. If “Applied For” is written in Part I and Parent is not provided with a TIN by the time of payment, Parent or the escrow agent, as applicable, will withhold on all payments thereafter to such holder (or other payee) until a TIN is provided to Parent. If Parent is not provided with the correct TIN, the holder (or other payee) may be subject to a $50 penalty imposed by the Internal Revenue Service. A non-U.S. holder that certifies its non-U.S. status by completing an appropriate IRS Form W-8 will not be subject to backup withholding and will not need to complete a Form W-9. Non-U.S. holders should consult their tax advisors regarding the appropriate Form W-8 (which can be obtained from the Internal Revenue Service web site at http://www.irs.gov) and any other forms that may be required.

11. Lost, Stolen or Destroyed Certificates. If your Share certificate(s) and/or agreement(s) representing Warrants have been lost, stolen or destroyed, please complete and sign the Affidavit of Loss attached to this Letter of Transmittal as Exhibit B or Exhibit C, respectively, and return it with your completed and signed Letter of Transmittal in lieu of such lost stolen or destroyed Share certificate(s) and/or agreement(s) representing Warrants. This Letter of Transmittal cannot be processed until all certificates representing Shares and/or agreement(s) representing Warrants or a completed and signed Affidavit of Loss have been received.

12. Share Certificates Held by the Company. If your Share certificate(s) are held by the Company, please complete and sign the Stock Power attached to this Letter of Transmittal as Exhibit D and return it with your completed and signed Letter of Transmittal. This Letter of Transmittal cannot be processed until a completed and signed Stock Power has been received.

13. Information and Additional Copies. Information and additional copies of this Letter of Transmittal may be obtained by calling Jared Hershberg at (212) 969-3313.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, any cash payment made to a holder (or other payee) whose Share certificate(s) or agreement(s) representing Warrants are surrendered and canceled in connection with the Merger generally is required to be reported to the Internal Revenue Service and may be subject to federal backup withholding tax. In order to prevent backup withholding, a holder (or other payee) should follow the instructions listed above under the Instruction 10 above and heading “Form W-9”.

If backup withholding applies, Parent or the escrow agent, as applicable, will be required to withhold certain amounts from any payments made to the holder (or other payee) surrendering Share certificates or agreements representing Warrants. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service, provided that the required information is supplied to the Internal Revenue Service.

Exhibit A

Section 262 of the Delaware General Corporation Law

Delaware General Corporation Law § 262

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Exhibit B

AFFIDAVIT OF LOSS FOR CAPITAL STOCK

The undersigned, being duly sworn, deposes and says, under penalties of perjury:

1. The undersigned is the sole and registered owner of Stock Certificate No. ______ (the “Security”), representing ________ shares (the “Shares”) of ___________________________ [insert class and series of stock] of Charter LCI Corporation, a Delaware corporation (the “Company”).

2. The undersigned has made or caused to be made a diligent search for such Security and has been unable to find or recover it. The Security has been either lost, stolen or destroyed; the undersigned has not sold, assigned, pledged, transferred, deposited under any agreement or hypothecated the Security, the Shares or any interest therein, or signed any power of attorney or other authorization respecting the same, or otherwise disposed of the same; and no person, firm, corporation, agency, government or other entity other than the undersigned has asserted any right, title, claim, equity or interest in, to or respecting the Security or the Shares.

3. The undersigned hereby requests, and this Affidavit of Loss is made for the purpose of inducing, the Company, its transfer agents, registrars, trustees, depositaries, and redemption and paying agents to (i) refuse to recognize any person other than the undersigned as the owner of the Security or the Shares, (ii) refuse to make any payment, transfer, registration, delivery or exchange, including, without limitation, dividends or other distributions, with respect to the Security or the Shares to any person other than the undersigned and (iii) refuse to take any other action with respect to the Security or the Shares pursuant to the request or demand of any person other than the undersigned.

4. If the undersigned should find or recover the Security the undersigned will immediately surrender the same to the Company for cancellation without requiring any consideration therefor.

5. The undersigned further agrees to indemnify and hold harmless The Providence Service Corporation and its current or future subsidiaries, the Company and its affiliates and their respective successors and assigns (collectively, the “Indemnitees”) from any and all actions and proceedings, claims, demands, losses, expenses (including, without limitation, reasonable attorneys’ fees and expenses) and damages that may be made or brought against any of the Indemnitees on account of or by reason of such lost, stolen or destroyed Security.

IN WITNESS WHEREOF, the undersigned has executed this Affidavit of Loss this _____ day of ___________, 200__.

Signature

Print Name

Signature of Co-Owner, if any

Print Name

Exhibit C

AFFIDAVIT OF LOSS FOR WARRANT

The undersigned, being duly sworn, deposes and says, under penalties of perjury:

1. The undersigned is the sole and registered owner of Warrant No. ______ (the “Security”), representing ________ shares (the “Shares”) of Common Stock of Charter LCI Corporation, a Delaware corporation (the “Company”).

2. The undersigned has made or caused to be made a diligent search for such Security and has been unable to find or recover it. The Security has been either lost, stolen or destroyed; the undersigned has not sold, assigned, pledged, transferred, deposited under any agreement or hypothecated the Security, the Shares or any interest therein, or signed any power of attorney or other authorization respecting the same, or otherwise disposed of the same; and no person, firm, corporation, agency, government or other entity other than the undersigned has asserted any right, title, claim, equity or interest in, to or respecting the Security or the Shares.

3. The undersigned hereby requests, and this Affidavit of Loss is made for the purpose of inducing, the Company, its transfer agents, registrars, trustees, depositaries, and redemption and paying agents to (i) refuse to recognize any person other than the undersigned as the owner of the Security or the Shares, (ii) refuse to make any payment, transfer, registration, delivery or exchange, including, without limitation, dividends or other distributions, with respect to the Security or the Shares to any person other than the undersigned and (iii) refuse to take any other action with respect to the Security or the Shares pursuant to the request or demand of any person other than the undersigned.

4. If the undersigned should find or recover the Security the undersigned will immediately surrender the same to the Company for cancellation without requiring any consideration therefor.

5. The undersigned further agrees to indemnify and hold harmless The Providence Service Corporation and its current or future subsidiaries, the Company and its affiliates and their respective successors and assigns (collectively, the “Indemnitees”) from any and all actions and proceedings, claims, demands, losses, expenses (including, without limitation, reasonable attorneys’ fees and expenses) and damages that may be made or brought against any of the Indemnitees on account of or by reason of such lost, stolen or destroyed Security.

IN WITNESS WHEREOF, the undersigned has executed this Affidavit of Loss this _____ day of ___________, 200__.

Signature

Print Name

Signature of Co-Owner, if any

Print Name

Exhibit D

STOCK POWER

_______________________, do hereby assign and transfer unto _______________________, ______ Shares of Class ___ Common Stock of Charter LCI Corporation, a Delaware Corporation (the “Corporation”), which shares are registered in _______________________ name on the books of said Corporation represented by Certificate No. ______ delivered herewith, and do hereby irrevocably constitute and appoint _______________________, attorney to transfer said shares on the books of said Corporation with full power of substitution in the premises.

Dated _________________________                                         By: ______________________________

Schedule I

OPTIONS